Exhibit 99

News Release

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota  55102

FOR IMMEDIATE RELEASE

Michael J. Monahan            (651) 293-2809

ECOLAB TAKES MAJOR STEP TO EXPAND U.S. HEALTHCARE BUSINESS
Ecolab to Acquire Microtek Medical Holdings (Nasdaq — MTMD) for $6.30 per share in cash deal

ST. PAUL, Minn., August 7, 2007:  Ecolab Inc. announced it has agreed to purchase Microtek Medical Holdings Inc. (Nasdaq — MTMD), an Alpharetta, Georgia-based manufacturer and marketer of infection control products for healthcare and acute care facilities. Microtek’s specialized product lines include infection barrier equipment drapes, patient drapes, fluid control products and operating room cleanup systems. Microtek’s 2006 sales were $142 million.

Ecolab has agreed to pay $6.30 per share in cash for Microtek’s shares; Microtek had 43.5 million shares outstanding at June 30, 2007. The agreement has been approved by the boards of directors of both companies, and is subject to the approval of Microtek’s shareholders and other customary closing conditions, including regulatory approvals.  Materials will be mailed to Microtek shareholders after required filings have been made with the Securities and Exchange Commission. Closing is expected to occur in the fourth quarter.

Douglas M. Baker, Jr., Ecolab’s Chairman, President and Chief Executive Officer commented on the announcement, saying, “This represents another strong step to significantly expand Ecolab’s growing presence in healthcare cleaning and infection

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prevention.  As the global leader in premium cleaning and sanitation, we have a long-standing record of bringing new, innovative and effective solutions to the foodservice, lodging, food and beverage processing and healthcare industries, helping them to deliver cleaner, safer and healthier products, experiences and outcomes.  We are continuing to build on our capabilities, particularly in the healthcare market, as we focus on improving cleaning and sanitizing solutions for patients and staff, and simultaneously reduce healthcare associated infections (HAIs).

“Microtek will combine with our existing hand hygiene, medical instrument, and surface and environmental cleaning and disinfection offerings to comprise a critical part of our strategy to offer broad and complete product solutions for the healthcare market, and especially HAIs,” Baker continued. “Further, Microtek’s strong team and excellent customer relationships will provide us new avenues to pursue future growth with our existing products.

“We expect dilution from the transaction to be approximately $0.01 per share in the fourth quarter 2007, but we believe our current business momentum will enable us to offset that; as a result, we continue to look for 2007 earnings per share to be in the $1.64 to $1.66 range.  We expect dilution from Microtek to represent approximately $0.02 per share in 2008, and show accretion building thereafter.

Baker concluded by saying, “We see exciting potential for the combined operations of our companies and for the improved solutions we will bring to our customers and patients, as well as additional opportunities for both companies’ employees.  We look forward to completing the transaction and joining our two great companies together in developing new and complete solutions for critical healthcare needs.”

With sales of $5 billion and more than 13,000 sales-and-service associates, Ecolab Inc. (NYSE: ECL) is the global leader in cleaning, sanitizing, food safety and infection prevention products and services. Ecolab delivers comprehensive programs and services to foodservice, food and beverage processing, healthcare, and hospitality markets in more than 160 countries. More news and information is available at www.ecolab.com.

Additional Information about the Transaction

Microtek Medical Holdings, Inc. will file with the Securities and Exchange Commission and mail to its stockholders a proxy statement that will contain important information about Microtek, the proposed merger and related matters. Stockholders are urged to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information that Microtek stockholders should consider before making a decision about the merger. You may obtain a free copy of the proxy statement (when available) and other related documents filed by Ecolab and Microtek with the SEC at the SEC’s website at www.sec.gov. The proxy statement (when it is available) and the other documents may also be obtained for free by accessing Microtek’s website at www.microtekmed.com by clicking on the “Investors” link and then clicking on the “Financials” heading and the “SEC Filings” heading, by writing to Microtek at 13000 Deerfield Parkway, Suite 300, Alpharetta, Georgia 30004, Attention: Corporate Secretary, or by emailing Microtek via the Company’s website at www.microtekmed.com by clicking on the “Investors” link and then clicking on “Contact Investor Relations.”

Ecolab Inc., Microtek and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Microtek stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Microtek stockholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Ecolab’s executive officers and directors in its definitive proxy statement filed with the SEC on March 28, 2007. You can find information about Microtek’s executive officers and directors in its definitive proxy statement filed with the SEC on April 19, 2007. You can obtain free copies of these documents from Ecolab and Microtek using the contact information above.

This news release contains various “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements concerning 2007 transaction expenses and one-time costs; our 2007 fourth quarter and full year financial and business prospects; and the transaction’s potential impact on our earnings per share in 2008 and in future years.  These statements, which represent Ecolab’s expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements. We caution that undue reliance should not be placed on Forward-Looking Statements, which speak only as of the date made.

Risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of our most recent Form 10-K and include the vitality of the foodservice, hospitality, travel, health care and food processing industries; our ability to develop competitive advantages through technological innovations; restraints on pricing flexibility due to contractual obligations; pressure on operations from consolidation of customers or vendors; changes in oil or raw material prices or unavailability of adequate and reasonably priced raw materials or substitutes therefore; the effect of future acquisitions or divestitures or other corporate transactions; the costs and effects of complying with: (i) laws and regulations relating to the environment and to the manufacture, storage, distribution, sale and use of our products, (ii) changes in tax, fiscal, governmental and other regulatory policies and (iii) changes in accounting standards, including the impact of FIN 48, which could increase the volatility of our quarterly tax rate; economic factors such as the worldwide economy, interest rates and currency movements including, in particular, our exposure to foreign currency risk; the occurrence of (a) litigation or claims, (b) the loss or insolvency of a major customer or distributor, (c) war (including acts of terrorism or hostilities which impact our markets), (d) natural or manmade disasters, or (e) severe weather conditions or public health epidemics affecting the foodservice, hospitality and travel industries; our ability to attract and retain high caliber management talent; and other uncertainties or risks reported from time to time in our reports to the Securities and Exchange Commission.

Except as may be required under applicable law, we undertake no duty to update our Forward-Looking Statements.

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